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                                                                 EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 15, 1998, relating to the consolidated financial statements, which appears in the 1998 Annual Report to Shareholders of Lattice Semiconductor Corporation, which is incorporated by reference in Lattice Semiconductor Corporation's Annual Report on Form 10-K for the year ended March 28, 1998. We also consent to the incorporation by reference of our report dated April 15, 1998 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
--------------------------------
PricewaterhouseCoopers LLP



Portland, Oregon
June 15, 1999